Exhibit 5.2

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

June 4, 2010

Dynamic Materials Corporation

5405 Spine Road

Boulder, Colorado  80301

Re:                              Dynamic Materials Corporation
Form S-3 Registration Statement
Registration No. 333-150231

Ladies and Gentlemen:

We have acted as counsel to Dynamic Materials Corporation, a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-150231) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on April 14, 2008, as amended by Post-Effective Amendment No. 1, filed with the Commission on May 20, 2010, and (ii) the Prospectus, dated May 20, 2010, constituting a part of the Registration Statement (the “Base Prospectus”), and the Prospectus Supplement, dated June 4, 2010 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the resale of up to 222,445 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), by the selling stockholders named in the Prospectus.

The Shares are being registered pursuant to the Asset Purchase Agreement dated as of March 2, 2010, by and among Austin Explosives Company, a Texas corporation, and DYNAenergetics US, Inc., a Colorado corporation and the Company’s wholly owned subsidiary (the “Purchase Agreement”).  The selling stockholders are stockholders of Austin Explosives who received the shares of our common stock in a distribution from Austin Explosives.

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement and the Prospectus, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i.                                          The Registration Statement and the Prospectus;

ii.                                       The Restated Articles of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

iii.                                    The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

iv.                                   The Purchase Agreement;

v.                                      Resolutions adopted by the Board of Directors of the Company authorizing the issuance and sale of the Shares, certified as of a recent date by an officer of the Company;

vi.                                   Such other records of the corporate proceedings of the Company that we considered necessary or appropriate for the purpose of rendering this opinion;

vii.                                Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

viii.                             Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws) (the “DGCL”).

This opinion may be filed as part of the Company’s Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We do not express an opinion on any matters other than those expressly set forth in this letter.  The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP